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                                                                      Exhibit 21

                            SUBSIDIARIES OF THE REGISTRANT


1.     ARC Greenwood Village, Inc., a Tennessee corporation

2.     ARC Rossmoor, Inc., a Tennessee corporation

3.     Plaza Professional Pharmacy, Inc., a Virginia corporation

4.     Assisted Care of the Villages, a Florida general partnership

5.     Maryarc LLC, a Tennessee limited liability company

6.     ARC Bahia Oaks, Inc., a Tennessee corporation

7.     ARC Wilora Lake, Inc., a Tennessee corporation

8.     ARC Tarpon Springs, Inc., a Tennessee corporation

9.     ARC Imperial Plaza, Inc., a Tennessee corporation

10.    ARC Imperial Services, Inc., a Tennessee corporation

11.    ARC Sun City Center Inc., a Tennessee corporation

12.    Lebarc, L.P., a Tennessee limited partnership

13.    Fort Austin Limited Partnership, a Texas limited partnership

14.    ARC Fort Austin Properties, Inc., a Tennessee corporation

15.    ARCLP-Charlotte, LLC, a Tennessee limited liability company

16.    ARC Management Corporation, a Tennessee corporation

17.    ARC Management, LLC, a Tennessee limited liability company

18.    ARC Corpus Christi, Inc., a Tennessee corporation

19.    Trinity Towers Limited Partnership, a Tennessee limited partnership

20.    ARC Partners, Inc., a Florida corporation

21.    ARC Services, L.P., a Tennessee limited partnership

22.    Pioneer Merger Corporation, a Tennessee corporation

23.    ARC Park Regency, Inc., a Tennessee corporation

24.    ARC Capital Corporation, a Tennessee corporation

25.    ARC San Antonio, Inc., a Tennessee corporation

26.    ARC Richmond Place, Inc., a Tennessee corporation

27.    ARC Freedom, Inc., a Tennessee corporation

28.    Freedom Group-Naples Management Company, Inc., a Tennessee corporation

29.    Freedom Group Management Company, Inc., a Tennessee corporation

30. Freedom Group Development Company, Inc., (d/b/a Freedom Development Corporation), a Tennessee corporation

31.    S&S Building Materials of Pinellas, Inc., a Tennessee corporation

32.    ARC Holland, Inc., a Tennessee corporation

33.    Freedom Village of Holland, a Michigan general partnership

34.    ARC Seminole, Inc., a Tennessee corporation

35.    Lake Seminole Square Management Company, Inc., a Tennessee corporation

36.    Freedom Group-Lake Seminole Square, Inc., a Tennessee corporation

37.    Freedom Village of Sun City Center, Ltd., a Florida limited partnership

38.    ARC SCC, Inc., a Tennessee corporation

39. Flint Michigan Retirement Housing, LLC, a Tennessee limited liability company

40.    ARC Flint, Inc., a Tennessee corporation


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41.    ARC Lady Lake, Inc., a Tennessee corporation

42.    ARC Charlotte, Inc., a Tennessee corporation

43.    ARC Heritage Club, Inc., a Tennessee corporation

45.    ARC Santa Catalina, Inc., a Tennessee corporation

46.    ARC Brandywine, Inc., a Tennessee corporation

47.    ARC Brandywine Management, Inc., a Tennessee corporation

48.    ARC Carriage Club of Jacksonville, Inc., a Tennessee corporation

49.    ARC Capital Corporation II, Inc., a Tennessee corporation

50.    ARC Lifemed, Inc., a Tennessee corporation

51.    ARC Oakhurst, Inc., a Tennessee corporation

52.    ARC Parklane, Inc., a Tennessee corporation


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